LAW OFFICES
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
TIMOTHY B. MATZ                      12TH FLOOR            JEFFREY D. HAAS
STEPHEN M. EGE                 734 15TH STREET, N.W.       KEVIN M. HOULIHAN
RAYMOND A. TIERNAN             WASHINGTON, D.C. 20005      KENNETH B. TABACH
W. MICHAEL HERRICK                    _______              PATRICIA J. WOHL
GERARD L. HAWKINS                                          JEFFREY R. HOULE
NORMAN B. ANTIN               TELEPHONE: (202) 347-0300    FIORELLO J. VICENCIO*
JOHN P. SOUKENIK*             FACSIMILE: (202) 347-2172    CRISTIN ZEISLER
GERALD F. HEUPEL, JR.               WWW.EMTH.COM           ANDREW ROSENSTEIN
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL                                     _____________________
PHILIP ROSS BEVAN                                          ALLIN P. BAXTER
HUGH T. WILKINSON                                          JACK I. ELIAS
                                                           SHERYL JONES ALU


*NOT ADMITTED IN D.C.

                                December 30, 1998

                                    VIA EDGAR

Board of Directors
Community Savings Bankshares, Inc.
660 U.S. Highway One
North Palm Beach, Florida  33408

        Re:    Registration Statement on Form S-8;
               455,772 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as special counsel to Community Savings Bankshares, Inc., a Delaware corporation (the "Corporation") and Community Savings, F. A. (the "Association"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 455,772 shares of common stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the 1995 Stock Option Plan (the "Plan") of the Corporation upon the exercise of stock options and/or limited stock appreciation rights (the "Option Rights") as defined in the Plan. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement. Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

        In so acting, we have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock and such other corporate records and documents as we have deemed appropriate. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and the Association and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation and the Association, and have made such inquiries of such officers and representatives as we have deemed relevant or necessary as a basis for this opinion.

Board of Directors
December 30, 1998
Page 2

        In such examination, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

        For purposes of this opinion, we have also assumed that: (i) the shares of Common Stock issuable pursuant to the Option Rights granted under the terms of the Plan will continue to be validly authorized on the dates on which the Common Stock is issued pursuant to the Option Rights; (ii) on the dates on which the Option Rights are exercised, the Option Rights granted under the terms of the Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) the Option Rights are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change shall have occurred in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

        Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                 Very truly yours,

                                 ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                                 By: /s/ Philip Ross Bevan
                                    ---------------------------------------
                                         Philip Ross Bevan, a Partner